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                                                                   EXHIBIT 21.01





                        LIST OF REGISTRANT'S SUBSIDIARIES


                                                                            AMOUNT OWNED
             NAME                                       JURISDICTION       BY REGISTRANT
             ----                                       ------------       -------------
HNC Insurance Solutions, Inc.                           California              100%
Retek Information Systems, Inc.                         Delaware                100%
Retek Information Systems Inc.                          Canada                  100%
Retek Information Systems Ltd.                          United Kingdom          100%
Retek Information System Pty. Ltd.                      Australia               100%
Retek Information Systems                               France                  100%
Retek Information Systems GmbH                          Germany                 100%
Practical Control Systems Technologies, Inc.            Ohio                    100%
Financial Technology, Inc.                              Illinois                100%
HNC Software International, Inc.                        Delaware                100%